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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

July 31, 2006

Artesian Resources Corporation
664 Churchmans Road
Newark, Delaware 19702

RE: Artesian Resources Corporation, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of up to $30,000,000 aggregate amount of shares of Class A Non-Voting Common Stock of the Company, par value $1.00 per share (the "Class A Non-Voting Common Stock").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the shares of Class A Non-Voting Common Stock have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP